                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                               _________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                               _________________

                           DA CONSULTING GROUP, INC.
              (Exact Name of Registrant as Specified in Charter)


           TEXAS                                       76-0418488
(State or Other Jurisdiction of          (I.R.S. Employer Identification Number)
Incorporation or Organization)


                       5847 SAN FELIPE ROAD, SUITE 3700
                             HOUSTON, TEXAS 77057
                                (713) 361-3000
             (Address, including zip code, and telephone number,
       including area code, of Registrant's principal executive offices)


                            1997 STOCK OPTION PLAN
                           (Full title of the Plan)


                               MICHAEL J. MACKEY
                            CHIEF FINANCIAL OFFICER
                           DA CONSULTING GROUP, INC.
                       5847 SAN FELIPE ROAD, SUITE 3700
                             HOUSTON, TEXAS  77057
                    (Name and address of Agent for Service)

                                (713) 361-3000
         (Telephone Number, Including Area Code, of Agent for Service)

                                 _____________

                         CALCULATION OF REGISTRATION FEE

=============================================================================================================================
  TITLES OF SECURITIES         AMOUNT TO BE           PROPOSED MAXIMUM          PROPOSED MAXIMUM      AMOUNT OF REGISTRATION
    TO BE REGISTERED            REGISTERED           OFFERING PRICE PER        AGGREGATE OFFERING               FEE
                                                         SHARE (1)                 PRICE (1)
-----------------------------------------------------------------------------------------------------------------------------
Common Stock, par value           1,260,000                 $14.25                 $17,955,000                 $4,992
 $0.01 per share
-----------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h) based on the average of the high and low prices for the Common Stock of Registrant as reported by the The Nasdaq Stock Market, Inc. on February 2, 1999.

                                    PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by DA Consulting Group, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

     (a) Registrant's prospectus dated April 24, 1998, filed pursuant to Rule 424(b) under the Securities Act of 1933.

     (b) Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1998, June 30, 1998 and September 30, 1998.

     (c) The description of the Registrant's common stock, $0.01 par value per share, contained in the registration statement on Form 8-A of the Registrant (Commission File No. 0-24055) filed under the Securities and Exchange Act of 1934 on April 20, 1998.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to the Registration Statement which indicates that all of the shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in the documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

               Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

               Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article 2.02-1 of the Texas Business Corporation Act ("TBCA") generally provides that a corporation may indemnify any director or officer who was, is or is threatened to be made a named defendant or respondent in a proceeding because he is or was a director or officer, provided that the director or officer (i) conducted himself in good faith, (ii) reasonably believed (a) in the case of conduct in his official capacity, that his conduct was in the corporation's best interests or (b) in all other cases, that his conduct was at least not opposed to the corporation's best interests, and (iii) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Subject to certain exceptions, a director or officer may not be indemnified if the person is found liable to the corporation or if the person is found liable on the basis that he improperly received a personal benefit. Under the TBCA, reasonable expenses incurred by a director or officer may be paid or reimbursed by the corporation in advance of a final disposition of the proceeding after the corporation receives a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification and a written undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that the director or officer is not entitled to indemnification by the corporation. The TBCA also requires a corporation to indemnify an officer or director against reasonable expenses incurred in connection with the proceeding in which he is named defendant or respondent because he is or was a director or officer if he is wholly successful in defense of the proceeding.

     The TBCA also permits a corporation to purchase and maintain insurance or another arrangement on behalf of any person who is or was a director or officer against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such person, whether or not the corporation would have the power to indemnify him against that liability under
Article 2.02-1.

     The Registrant's Restated Articles and its Bylaws both provide for the indemnification of its officers and directors, and the advancement to them of expenses in connection with proceedings and claims, to the fullest extent permitted by the TBCA. In addition, the Registrant intends to maintain directors' and officers' liability insurance policies for its directors and officers. In addition, the Registrant's Restated Articles of Incorporation provide that a director of the Registrant will not be liable to the Registrant or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except in the case of (i) a breach of the director's duty of loyalty to the Registrant or its shareholders, (ii) an act or omission not in good faith that involves intentional misconduct or a knowing violation of the law, (iii) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office, (iv) an act or omission for which the liability of the director is expressly provided for by statute, or (v) an act related to an unlawful stock repurchase or payment of a dividend.

     The above discussion of Article 2.02-1 of the TBCA and of the Registrant's Restated Articles and Bylaws is not intended to be exhaustive and is respectively qualified in its entirety by such statute and the Registrant's Restated Articles and Bylaws.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

               Not Applicable.

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ITEM 8.    EXHIBITS.


Exhibit No.          Description
-----------          -----------

*4.1                 1997 Stock Option Plan (Exhibit 10.19 to the 1998
                     Registration Statement).

5 Opinion of Pepper Hamilton LLP regarding the legality of the Registrant Stock.

23.1                 Consent of PricewaterhouseCoopers LLP.

23.2                 Consent of Pepper Hamilton LLP (included in Exhibit 5).

24                   Power of Attorney (included on Signature Page).

________________
* Incorporated by reference.

ITEM 9.  UNDERTAKINGS.

       (a) The Registrant hereby undertakings:

               (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                    (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-

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effective amendment by those paragraphs is contained in periodic reports filed or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's Annual Report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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



                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on February 8, 1999.


                                 DA CONSULTING GROUP, INC.


                                 By: /s/ Nicholas H. Marriner
                                    -------------------------------------
                                    Nicholas H. Marriner
                                    Chairman and Chief Executive Officer


                               POWER OF ATTORNEY
                               -----------------

          KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Nicholas H. Marriner, Patrick J. Newton, and Michael J. Mackey, and each or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and other registration statements and amendments thereto relating to the offering contemplated by this Registration Statement (including registration statements under Rule 462 promulgated under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



Date: February 8, 1999               /s/ Nicholas H. Marriner
                                    -------------------------------------
                                    Nicholas H. Marriner
                                    Chairman and Chief Executive Officer
                                    (principal executive officer)

Date:  February 8, 1999             /s/ Michael J. Mackey
                                   ----------------------------------------
                                   Michael J. Mackey, Vice President and
                                   Chief Financial Officer (principal financial
                                   officer and principal accounting officer)


Date:  February 8, 1999             /s/ Patrick J. Newton
                                   ----------------------------------------
                                   Patrick J. Newton, President, Chief Operating Officer and Director


Date:  February 8, 1999             /s/ Virginia L. Pierpont
                                   ----------------------------------------
                                   Virginia L. Pierpont, Director


Date:  February 8, 1999             /s/ Nigel Curlet
                                   ----------------------------------------
                                   Nigel Curlet, Director


Date:  February 8, 1999             /s/ Gunther Fritze
                                   ----------------------------------------
                                   Gunther Fritze, Director


Date:  February 8, 1999             /s/ Richard Thatcher
                                   ----------------------------------------
                                   Richard Thatcher, Director

                                 EXHIBIT INDEX



Exhibit No.        Description
-----------        -----------

5 Opinion of Pepper Hamilton LLP regarding the legality of the Registrant Stock

23.1               Consent of PricewaterhouseCoopers LLP

23.2               Consent of Pepper Hamilton LLP (included in Exhibit 5)

24                 Power of Attorney (included on Signature Page)


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